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Exhibit 99: Peoples Financial Corporation Press Release Dated May 26, 2000


                              FOR IMMEDIATE RELEASE
                         PEOPLES FINANCIAL CORPORATION


MEDIA INQUIRIES:                               INVESTOR INQUIRIES:
Jennifer Crane                                 M.O. Lawrence III
Marketing/Training Officer                     Senior Vice President
Office (228) 435-8643                          Office (228) 435-8208
Beeper (228) 432-4820                          E-mail: mlawrence@thepeoples.com
E-mail: jcrane@thepeoples.com

May 26, 2000

        PEOPLES FINANCIAL CORPORATION AUTHORIZES STOCK REPURCHASE PROGRAM


     BILOXI - The Board of Directors of Peoples Financial Corporation has authorized a stock repurchase program of up to two and one-half percent (2.5 %) of the outstanding common shares of the Corporation's stock.

     According to President, Chevis C. Swetman, "the Board has decided there is no better investment on the market than buying back our own stock and retiring it. This is an excellent way to increase Earnings Per Share and increase stockholder value."

     Peoples Financial Corporation is listed on the NASDAQ Small Cap Market under the symbol PFBX, and has 14 locations in South Mississippi.

     Headquartered in Biloxi, Mississippi, Peoples Financial Corporation is the parent company of The Peoples Bank, Biloxi, Mississippi.